Exhibit 8.1

The Atlantic Building
950 F Street, NW
Washington, DC 20004-1404
202-239-3300 | Fax: 202-239-3333

August 2, 2023

RREEF Property Trust, Inc.
875 Third Avenue, 26th Floor
New York, NY 10022

Re: Registration Statement on Form S-11 Relating to Shares of Common Stock of RREEF Property Trust, Inc.

Ladies and Gentlemen:

We are acting as tax counsel to RREEF Property Trust, Inc., a Maryland corporation (the “Company”), in connection with the registration statement on Form S-11, File No. 333-268995 (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on August 2, 2023, under the Securities Act of 1933, as amended, to register up to $2,000,000,000 of the Company’s common stock, par value $0.01 per share, consisting of Class A Shares, Class I Shares, Class M-I Shares, Class N Shares, Class S Shares, Class T Shares and Class T2 Shares of the Company’s common stock (the “Shares”). This opinion letter is rendered pursuant to Item 16 of Form S-11 and Item 601(b)(8) of Regulation S-K.

You have requested our opinions as to (i) the qualification of the Company as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the accuracy of the discussion of U.S. federal income tax considerations contained under the caption “Federal Income Tax Considerations” in the Registration Statement.

In preparing this opinion letter, we have reviewed the Company’s Second Articles of Restatement, as amended and supplemented, its Bylaws, the Registration Statement and such other documents as we have considered relevant to our analysis. We have also obtained representations as to factual matters made by the Company through a certificate of an officer of the Company (the “Officer’s Certificate”). Our opinion letter is based solely on the information and representations in such documents. In our examination of such documents, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

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Further, we have assumed, with your consent, that (i) the factual representations set forth in the Officer’s Certificate and the description of the Company, RREEF Property Operating Partnership, L.P. (the “Operating Partnership”), and their proposed activities in the Registration Statement are true, accurate and complete as of the date hereof, and that the Company and the entities in which it holds direct or indirect interests will operate in a manner that will make the representations contained in the Officer’s Certificate and the description of the Company, the Operating Partnership and their proposed activities in the Registration Statement true, (ii) the Company will not make any amendments to its organizational documents or to the Operating Partnership’s limited partnership agreement after the date of this opinion that would affect the Company’s qualification as a REIT for any taxable year and (iii) no action will be taken after the date hereof by the Company or any of the entities in which it holds direct or indirect interests that would have the effect of altering the facts upon which the opinion set forth below is based.

For purposes of our opinion, we have not made an independent investigation of the facts, factual representations, and covenants set forth in the Officer’s Certificate, the Registration Statement, or in any other document. We have assumed that the information presented in the Officer’s Certificate, the Registration Statement, and other documents accurately and completely describe all material facts relevant to our opinion. We have assumed that such factual representations are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, factual representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

The opinions expressed herein are given as of the date hereof and are based upon the Code, the U.S. Treasury regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein. In addition, as noted above, our opinions are based solely on the documents that we have examined and the factual representations that have been made to us and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the factual representations made to us are, or later become, inaccurate. Our opinions are limited to the U.S. federal income tax matters specifically covered herein. We have not opined on any other tax consequences to the Company or any other person. Further, we express no opinion with respect to other federal laws or the laws of any other jurisdiction.

Based on the foregoing, we are of the opinion that:

(i) Commencing with its taxable year ended December 31, 2013, the Company has been organized, and has operated, in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s present and proposed method of operation will permit it to continue to so qualify.

(ii) The statements under the caption “Federal Income Tax Considerations” in the Registration Statement, to the extent they constitute matters of law,

summaries of legal matters, documents or proceedings, or legal conclusions, are correct in all material respects.

The Company’s qualification and taxation as a REIT under the Code will depend upon the ability of the Company to meet on an ongoing basis (through actual quarterly and annual operating results, distribution levels, diversity of share ownership and otherwise) the various qualification tests imposed under the Code. We have not undertaken at this time to review the Company’s compliance with these requirements on a continuing basis, nor will we do so in the future. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts. Although we believe that our opinions will be sustained if challenged, there is no guarantee that this will be the case.

This opinion letter is provided to you for your use solely in connection with the registration and issuance of the Shares under the Registration Statement and may not be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose without our prior express written consent, or used in any other transaction or context. No opinion other than that expressly contained herein may be inferred or implied. This opinion letter is rendered as of the date hereof and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ ALSTON & BIRD LLP